UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

[] Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MAXIM SERIES FUND, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]No fee required.
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☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Maxim Series Fund, Inc.
Outbound Call Script (For Internal Use Only)

Good (morning, afternoon, evening,) My name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

I am calling on behalf of Maxim Series Fund, Inc.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders scheduled for December 10th and have not received your proxy.  This meeting has now been adjourned to January 7th.

Have you received the proxy materials?

If not received:
Please obtain email address that proxy materials can be emailed to and include it in the Excel spreadsheet.

If prepared to vote:
Please forward them to the proxy vendor at 1-866-864-7964.

What is happening?
The Maxim Series Fund, Inc. is holding a Special Meeting to ask shareholders to consider and approve amended and restated articles of incorporation that would make certain changes to the current provisions of the Fund’s Articles of Incorporation.

What am I being asked to vote on?
1.  TO APPROVE AMENDMENTS TO AND THE RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE FUND:

(a)  To permit the Board of Directors to add new classes of shares to certain portfolios of the Fund; EXPLANATION – Permits Board of Directors to add a new share class to existing funds with a single class of shares.  Has no effect on current shareholders.
(b)  To reduce the vote required to approve certain matters submitted to shareholders for approval; and
EXPLANATION – To update the Articles of Incorporation to lower the shareholder vote required to approve certain corporate matters consistent with current Maryland law (the Fund is incorporated in Maryland).
(c)  To permit the Board of Directors to classify or reclassify unissued shares of capital stock of the Fund.
EXPLANATION – For example, the Fund has numerous authorized but unissued shares of stock.  This permits the Board to allocate authorized but unissued shares of stock to new Portfolios as they are made available.  Has no effect on current shareholders.

Contents of the proxy package:
Proxy Statement (common to all portfolios), proxy ballot(s), business reply envelope.

How does the Board of Directors recommend I vote?
The Board of Directors, including all of the Directors who are not “interested persons” of the Fund, recommends that shareholders vote FOR the approval of the proposed amendments to and restatement of the Articles of Incorporation of the Fund.

How to Vote:

By Touch-Tone Phone:Call 1-866-458-9863. You will need the control number found on the card.

With a Live Operator: Call 1-866-864-7964. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

By Internet:Go to www.proxyonline.com and follow the instructions found on the website. You will need the control number found on the card.

By Mail: Using the postage-paid envelope mailed with the proxy ballot

______________________________________________________________________________

Maxim Series Fund, Inc.
Outbound Call Script (for internal use only)

Good (morning, afternoon, evening,) My name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

I am calling on behalf of Maxim Series Fund, Inc.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders originally scheduled for December 10th which has now been adjourned to January 7th.

If abstained:
Our records reflect your preference to abstain from voting on one or more of the proposals to amend and restate the Fund’s Articles of Incorporation.  These proposals are of utmost importance and we are calling to ask you to take a few minutes to review the information contained in the proxy materials and reconsider your previous abstention from voting.  For purposes of determining this vote, an abstention has the same effect as a vote against the proposal.  The Board of Directors of the Fund recommends that you vote for the proposals described in the Proxy Statement previously sent to you.

Your vote is important.  If you decide to change your vote, you can do so by mail, Internet, or touch-tone phone by following the voting instructions provided in the proxy materials.  Our receipt of a proxy vote with a later date will completely revoke your previous ballot.

Are you prepared to vote now?

If voted No:
Our records reflect that you voted against one or more of the proposals to amend and restate the Fund’s Articles of Incorporation.  These proposals are of utmost importance and we are calling to ask you to take a few minutes to review the information contained in the proxy materials and reconsider your previous vote.  The Board of Directors of the Fund recommends that you vote for the proposals described in the Proxy Statement previously sent to you.

Your vote is important.  If you decide to change your vote, you can do so by mail, Internet, or touch-tone phone by following the voting instructions provided in the proxy materials.  Our receipt of a proxy vote with a later date will completely revoke your previous ballot.

Are you prepared to vote now?

What am I being asked to vote on?
1.  TO APPROVE AMENDMENTS TO AND THE RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE FUND:

(a)  To permit the Board of Directors to add new classes of shares to certain portfolios of the Fund;EXPLANATION – To modernize the Fund’s Articles of Incorporation to permit Board of Directors to add new share classes to existing funds with a single class of shares.  Has no effect on current shareholders.  This proposal is of particular importance because it will afford the Fund the flexibility to offer multiple classes of shares for all of its existing Portfolios without the unnecessary expense of seeking further shareholder approval, consistent with modern industry practice.
(b)  To reduce the vote required to approve certain matters submitted to shareholders for approval; and
EXPLANATION – To update the Articles of Incorporation to lower the shareholder vote required to approve certain corporate matters consistent with current Maryland law (the Fund is incorporated in Maryland).
(c)  To permit the Board of Directors to classify or reclassify unissued shares of capital stock of the Fund.
EXPLANATION – For example, the Fund has numerous authorized but unissued shares of stock.  This permits the Board to allocate authorized but unissued shares of stock to new Portfolios as they are made available.  Has no effect on current shareholders.

How does the Board of Directors recommend I vote?
The Board of Directors, including all of the Directors who are not “interested persons” of the Fund, recommends that shareholders vote FOR the approval of the proposed amendments to and restatement of the Articles of Incorporation of the Fund.

If prepared to vote:
Please forward them directly to the proxy vendor at 1-866-864-7964 or ask them for a time either later today or the next business day that the proxy vendor should call them in order to take their vote.

If an additional set of proxy materials is requested:
I can resend the materials to you.  Due to time constraints, however, we are e-mailing proxy materials to ensure delivery before the new meeting date.  Do you have an email that the proxy materials can be sent to?  (If yes, type the email address in the notes and read it back phonetically to the shareholder.)  Thank you.  You should receive the materials shortly.

If Unsure of Voting:
Would you like me to review the proposals with you?  (Answer all the shareholders’ questions and ask them if they are prepared to vote.)

If Not Interested:
If you do not wish to change your vote, no further action is necessary.  Unless we receive instructions from you to the contrary, your shares will be voted according to your previously submitted proxy voting instructions.

How to Vote:

By Touch-Tone Phone:Call 1-866-458-9863. You will need the control number found on the card.

With a Live Operator: Call 1-866-864-7964. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

By Internet:Go to www.proxyonline.com and follow the instructions found on the website. You will need the control number found on the card.

By Mail: Using the postage-paid envelope mailed with the proxy ballot